UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12
Diversicare Healthcare Services, Inc.
(Name of Registrant as Specified in Its charter)

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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DIVERSICARE HEALTHCARE SERVICES, INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
Dear Fellow Shareholder:
You are cordially invited to attend the 2021 annual meeting of shareholders of Diversicare Healthcare Services, Inc. (the “Company”), to be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on June 3, 2021, at 9:00 a.m. (Central Daylight Time).
The attached notice of annual meeting and proxy statement describe the formal business to be transacted at the meeting. Following the formal business portion of the annual meeting, there will be a report on the operations of the Company and shareholders will be given the opportunity to ask questions. At your earliest convenience, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or mark, sign and return the accompanying proxy card in the enclosed postage pre-paid envelope. We hope you will be able to attend the annual meeting.
We intend to hold the annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our website at www.DVCR.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.
Whether or not you plan to attend the annual meeting, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign, date and mail the enclosed proxy card promptly. If you attend the annual meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card. If you do not attend the annual meeting, you may still revoke such proxy at any time prior to the annual meeting by providing written notice of such revocation to Matthew Weishaar, Secretary of the Company. YOUR PROMPT COOPERATION WILL BE GREATLY APPRECIATED.

James R. McKnight, Jr.
Chief Executive Officer
Brentwood, Tennessee
May 4, 2021

DIVERSICARE HEALTHCARE SERVICES, INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Diversicare Healthcare Services, Inc.:

The annual meeting of shareholders of Diversicare Healthcare Services, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on June 3, 2021, at 9:00 a.m. (Central Daylight Time) for the following purposes:
(1)To elect seven (7) directors, to hold office for a one-year term and until their successors have been duly elected and qualified;
(2)To approve an amendment to the 2010 Long-Term Incentive Plan to increase the number of shares available under the plan from 680,000 shares to 980,000, an increase of 300,000 shares;
(3)To approve, on an advisory basis, the compensation paid to our named executive officers;
(4)To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for 2021; and
(5)To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.
The proxy statement and form of proxy accompanying this notice are being mailed to shareholders on or about May 4, 2021. Only shareholders of record at the close of business on April 21, 2021, are entitled to notice of and to vote at the meeting and any adjournment thereof.
Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
We hope very much that you will be able to be with us. The Company’s board of directors urges all shareholders of record to exercise their right to vote at the annual meeting of shareholders personally or by proxy. Accordingly, we are sending you the accompanying proxy statement and the enclosed proxy card.
We intend to hold the annual meeting in person. However, we are continuing to actively monitor the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our website at www.DVCR.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.
Your representation at the annual meeting of shareholders is important. To ensure your representation, whether or not you plan to attend the annual meeting, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, date, sign and return the enclosed proxy card in the postage-paid envelope provided. Should you desire to revoke your proxy, you may do so at any time before it is voted in the manner provided in the accompanying proxy statement.

By Order of the Board of Directors,

Matthew Weishaar, Secretary
Brentwood, Tennessee
May 4, 2021

DIVERSICARE HEALTHCARE SERVICES, INC.
1621 Galleria Boulevard
Brentwood, Tennessee 37027
PROXY STATEMENT
The board of directors of Diversicare Healthcare Services, Inc. (“Diversicare” or the “Company”) is soliciting proxies for this year’s annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on matters brought before the meeting. Please read it carefully.
The board has set April 21, 2021, as the record date for the meeting. Shareholders who owned Diversicare common stock on that date are entitled to receive notice of and vote at the meeting. On the record date, there were 6,952,773 shares of Diversicare common stock and no shares of preferred stock outstanding. Holders of the Company’s common stock are entitled to one vote per share owned of record. Cumulative voting is not permitted. The Company has the authority to issue shares of preferred stock in one or more series, although no series of preferred stock are currently outstanding.
The annual meeting of shareholders of the Company will be held at the Company’s offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 on June 3, 2021, at 9:00 a.m. (Central Daylight Time). We intend to hold the annual meeting in person. However, we are continuing to actively monitor the coronavirus (COVID-19); we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the annual meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our website at www.DVCR.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date.
This proxy statement and enclosed proxy were initially mailed or delivered to shareholders on or about May 4, 2021. The Company’s annual report for the fiscal year ended December 31, 2020, is being concurrently mailed or delivered with this proxy statement to shareholders entitled to vote at the annual meeting. The annual report is not to be regarded as proxy soliciting material. In addition, this proxy statement and the annual report are available on our website at www.DVCR.com.
Why am I receiving this proxy statement and proxy form?
You are receiving this proxy statement and proxy form because you own shares of Diversicare common stock. This proxy statement describes issues on which you are entitled to vote. If your shares are registered in your name with the Company’s transfer agent, you are considered to be the owner of record of those shares and these proxy materials are being sent to you directly. When you sign the proxy form, you appoint James R. McKnight, Jr., the Company’s Chief Executive Officer, and Matthew Weishaar, the Company’s Secretary, or either of them, as your representative at the meeting. Mr. McKnight and Mr. Weishaar will vote your shares at the meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the meeting.
If your shares are not voted in person or by telephone or on the Internet, they cannot be voted on your behalf unless you provide our Secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the meeting in person, in order to ensure that your shares are represented, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign and date the enclosed proxy form and return it promptly.
If your shares are held in a brokerage account or in the name of another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, trustee or nominee together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the owner of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.
Who is soliciting my proxy and who is paying the cost of the solicitation?
The Company’s board of directors is sending you this proxy statement in connection with its solicitation of proxies for use at the 2021 annual meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. We do not expect to pay any other compensation for the solicitation of proxies, except to brokers, nominees and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of the Company’s common stock.

What am I voting on?
At the annual meeting, you will be asked to vote on four proposals. The first proposal is the election of seven directors to serve a one-year term on the Company’s board of directors. The second proposal is to approve an amendment to the 2010 Long-Term Incentive Plan to increase the number of shares available under the plan from 680,000 shares to 980,000 shares, an increase of 300,000 shares. The third proposal is an advisory vote on the Company’s compensation paid to our named executive officers. The fourth proposal is to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2021.
Who is entitled to vote?
Only shareholders who owned Diversicare common stock as of the close of business on the record date, April 21, 2021, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or at any postponement or adjournment of the meeting.
How do I vote?
You may vote your shares either in person at the annual meeting, by telephone, on the Internet or by mail. To vote by mail, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. Instructions for voting on the Internet or by telephone may be found in the Proxy Voting Instructions accompanying the proxy card. If your shares are registered in your own name and you attend the meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for Internet or telephone voting in certain circumstances.
Can I change my vote after I return my proxy form?
Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing with Mr. Weishaar either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and inform the Secretary that you wish to revoke or replace your proxy. Your attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in street name through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by Mr. Weishaar at or prior to the annual meeting.
What is the board’s recommendation and how will my shares be voted?
The board recommends a vote FOR proposals 1, 2, 3 and 4. If properly signed and returned in time for the annual meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If any other matters are properly considered at the meeting, Mr. McKnight and Mr. Weishaar will vote as recommended by the board of directors on such matters, or if the board does not give a recommendation, Mr. McKnight and Mr. Weishaar will have discretion to vote as they think best on such matters, in each case to the extent permitted under the Federal Securities Laws. If you return a signed proxy, but do not specify a choice, Mr. McKnight and Mr. Weishaar, as the persons named as the proxy holder on the proxy form, will vote as recommended by the board of directors. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum and are counted as present and entitled to vote in the tabulations of votes on proposals presented to shareholders. Each proposal is tabulated separately.
Will my shares be voted if I do not sign and return my proxy form?
If your shares are registered in your name and you do not return your proxy form or do not vote in person at the annual meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for you. Brokers normally have discretion to vote on routine matters, such as ratification of auditors, but not on non-routine matters, such as shareholder proposals. Uncontested director elections are no longer considered routine matters and brokers no longer have discretion to vote on any director election.
How many votes are needed to hold the annual meeting?
As of the record date, the Company had a total of 6,952,773 shares of outstanding common stock. A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the annual meeting in order to hold the meeting and conduct business. Shares are counted as present at the meeting if: (a) a shareholder is present and votes in person at the meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the meeting, is deemed present for purposes of determining a quorum for the meeting (unless the meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the meeting.
What vote is required to adopt the proposals to be considered at the meeting?
The nominees for director are elected by a plurality of the vote, which means that the directors who receive the highest number of FOR votes cast will be elected. Withheld votes and broker non-votes, if any, are not treated as votes cast and, therefore, will have no effect on the proposal to elect directors.
Approval of Proposals 2, 3 and 4 requires the affirmative vote of the holders of at least a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions are shares that are present and entitled to vote, so abstentions have the same effect as a vote against Proposals 2, 3 and 4. Broker non-votes are not considered shares that are entitled to vote and thus will have no effect on the outcome of the vote for these proposals. Proposals 2, 3 and 4 are advisory votes and do not obligate the Company to take any action.
Can I vote on other matters or submit a proposal to be considered at the meeting?
    The Company has not received timely notice of any other shareholder proposals to be considered at the annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Shareholders may submit matters for a vote without inclusion in this proxy statement only in accordance with Rule 14a-4(c) or the Company’s bylaws. The Company does not intend to present any other business at the annual meeting and does not know of any other business intended to be presented other than as discussed or referred to in this proxy statement (the date specified in the Company’s bylaws for advance notice of proposals by shareholders has passed). If any other matters properly come before the annual meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxy in the manner as the board of directors may recommend, or in their discretion.
It is contemplated that the Company’s 2022 annual meeting of shareholders will take place in June 2022. Shareholders’ proposals will be eligible for consideration for inclusion in the proxy statement for the 2022 annual meeting pursuant to Rule 14a-8 if such proposals are received by the Company before the close of business on January 4, 2022. In addition, any shareholder submitting a recommendation for a director candidate must submit it to the secretary at the Company’s corporate headquarters on or before January 4, 2022. Any such director recommendation will be reviewed and evaluated as would any recommendation from any other source. Notices of shareholders’ proposals submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in Rule 14a-4(c). For shareholders seeking to present a proposal at the 2022 annual meeting without inclusion of such proposal in the Company’s proxy materials, the proposal should be received by the Company no later than March 18, 2022.
Are there any dissenters’ rights or appraisal rights with respect to any of the proposals described in this proxy statement?
There are no appraisal rights or similar rights of dissenters with respect to the matters to be voted upon.
How do I communicate with directors?
The board has established a process for shareholders to send communications to the board or any of the directors. Shareholders may send communications to the board or any of the directors by sending such communication addressed to the board of directors or any individual director c/o Diversicare Healthcare Services, Inc., 1621 Galleria Boulevard, Brentwood, Tennessee 37027. All communications will be compiled and submitted to the board or the individual directors on a monthly basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
How much stock do each of the Company’s directors, executive officers, and principal shareholders own?
    The Company is authorized to issue 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of April 21, 2021, there were 6,952,773 shares of common stock outstanding and no shares of preferred stock outstanding. The following table shows, as of April 21, 2021, the amount of Diversicare common stock beneficially owned (unless otherwise indicated) by (a) each director and director nominee; (b) each of the Named Executive Officers (as defined in “Executive Compensation,” below); (c) all of the Company’s directors and executive officers as a group; and (d) each shareholder known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Diversicare common stock. Based on information furnished by the owners and except as otherwise noted, the Company believes that the beneficial owners of the shares listed below, have, or share with a spouse, voting and investment power with respect to the shares. The address for all of the persons listed below is 1621 Galleria Boulevard, Brentwood, Tennessee 37027, except as otherwise listed in the table below.

	Common Stock Beneficially Owned
Name	Number (1)	Percent (2)
Chad A. McCurdy (3)	1,284,856	18.5%
Osmium Partners, LLC (4) 300 Drakes Landing Road, Suite 172 Greenbrae, CA 94904	1,003,294	14.4%
Central Funding, LLC (5) 700 Chappell Road Charleston, WV 25304	725,000	10.4%
Covington Health Group, LLC (6) 1175 Peachtree Street, Suite 1230 Atlanta, GA 30361	650,487	9.4%
Leslie K. Morgan (7)	578,486	8.3%
CI Investments Inc.(8) 2 Queen Street East Twentieth Floor Toronto, Ontario, Canada M5C 3G7	373,952	5.4%
MCS Plan (9) 130 Lord Avenue Lawrence, New York, 11559	362,517	5.2%
James R. McKnight, Jr.(10)	298,422	4.3%
Richard M. Brame (11)	55,530	*
Robert Z. Hensley (12)	50,994	*
Kerry D. Massey (13)	42,792	*
Rebecca B. Bodie (14)	35,295	*
Robert A. McCabe, Jr. (15)	28,219	*
Ben R. Leedle, Jr. (16)	23,048	*

All directors and executive officers as a group (9 persons) (17)	2,397,642	34.3%

*	less than 1%

(1)Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2) The percentages shown are based on 6,952,773 shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options or SOSARs held by such holder that are exercisable within 60 days of April 21, 2021.

(3)Mr. McCurdy’s shares include 15,000 shares owned by dependent children and 1,017,600 owned by Marlin Capital Partners, LLC of which Mr. McCurdy is the Managing Partner. Includes 4,111 shares of restricted stock.

(4)Based solely on Form 4s filed by Osmium Partners, LLC on January 11, 2021 and November 3, 2020. Includes 568,583 shares owned by Osmium Capital, LP, 236,936 shares owned by Osmium Capital II, LP, and 197,775 shares owned by Osmium Spartan, LP.

(5)Based solely on a Schedule 13G/A filed by Central Funding, LLC and Steven F. White on October 30, 2019.
(6)Based solely on Schedule 13D/A filed by Covington Health Group, LLC on April 10, 2014. Includes 215,060 shares owned by John E. McMullan; 123,000 shares owned by John F. McMullan; 30,000 shares owned by Camden Real Estate Company; all of which were included in the April 10, 2014, 13D/A as part of a group.

(7)Ms. Morgan’s shares include 555,438 owned by a partnership controlled by Ms. Morgan. Includes 15,000 shares purchasable upon exercise of options and SOSARs, and 4,000 shares of restricted stock.
(8)Based solely on a Schedule 13G filed by CI Investments Inc. on February 4, 2021.
(9)Based solely on a Schedule 13G filed by MCS Plan and Ephram Lahasky on January 16, 2019. Mr. Lahasky is the manager of MCS Plan.
 (10)Includes 63,333 shares of restricted stock. Ownership does not include 26,698 restricted share units purchased in March 2020 and 2021 in lieu of cash bonuses. Restricted share units will be converted to shares and delivered in March 2022 and 2023, respectively.

(11)Mr. Brame’s shares include 2,450 shares owned by his spouse. Includes 4,000 shares of restricted stock. Also includes 250 shares held in a trust for the benefit of his grandson, of which Mr. Brame disclaims beneficial ownership.

(12)Includes 4,111 shares of restricted stock.
(13)Includes 30,000 shares of restricted stock. Ownership does not include 16,764 restricted share units purchased in March 2020 and 2021 in lieu of cash bonus. Restricted share units will be converted to shares and delivered in March 2022 and 2023, respectively.

(14)Includes 30,000 shares of restricted stock. Ownership does not include 7,479 restricted share units purchased in March 2021 in lieu of cash bonus. Restricted share units will be converted to shares and delivered in March 2023.

(15)Includes 15,000 shares purchasable upon exercise of options and SOSARs, and 4,000 shares of restricted stock.
(16)Includes 15,000 shares purchasable upon exercise of options and SOSARs, and 4,000 shares of restricted stock.
(17)Includes 45,000 shares purchasable upon exercise of options and SOSARs, and 147,555 shares of restricted stock.

Equity Compensation Plan Information
The following table provides aggregate information as of December 31, 2020, with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (a)) (c)(1)
Equity Compensation Plans Approved by Security Holders	65,000	7.92	284,073
Equity Compensation Plans Not Approved by Security Holders	None	None	None
Total	65,000	7.92	284,073

(1)    Includes 145,111 shares available for issuance under the 2008 Stock Purchase Plan and 138,962 shares available under the 2010 Long-Term Incentive Plan.

DIRECTORS AND EXECUTIVE OFFICERS
How many directors are nominated?
The Company’s Certificate provides that the number of directors to be elected by the shareholders shall be at least three and not more than 15, as established by the board of directors from time to time. The number of directors is currently set at seven.
What happens if a nominee refuses or is unable to stand for election?
The board may reduce the number of seats on the board or designate a replacement nominee. If the board designates a replacement nominee, we will file and deliver an amended proxy statement that (1) identifies the replacement nominee, (2) discloses that such nominee has consented to being named in the revised proxy statement and to serve if elected, and (3) includes the information with respect to the replacement nominee that is required to be disclosed by the Securities and Exchange Commission’s proxy solicitation rules of the Exchange Act. Only after such supplemental disclosure will the shares represented by proxy be voted FOR the replacement nominee. The board presently has no knowledge that any nominee will refuse, or be unable, to serve.
Must director nominees attend our annual meeting?
It is the Company’s policy that all of its directors attend the annual meeting, if possible. All of the directors attended the 2020 annual meeting of shareholders. All directors and all nominees are expected to be in attendance at the 2021 meeting.
Who are the board nominees?
Information regarding the nominees is provided below, including name, age, principal occupation during the past five years and the year first elected as a director of the Company. Each director will be elected for a one-year term. Each of the nominees for director is presently a director of the Company.
The following directors have been nominated to continue in office for a new one-year term or until the election and qualification of their successors in office:

Information about Director Nominees

Name of Director	Age	Director Since	Principal Occupation Last Five Years

Chad A. McCurdy	53	March 2008	Chairman of the Board of Directors since June 2014; Vice Chairman of the Board of Directors from July 2011 to June 2014; Member of the Board of Directors of the Company since March 2008; Managing Partner of Marlin Capital Partners, LLC from 2004 to present; He operates a private real estate investment company and a non-profit foundation. Mr. McCurdy serves as a City Councilman in his home town and he is a graduate of Southern Methodist University, Cox School of Business. The board believes that Mr. McCurdy’s leadership and experience in the financial industry as well as his knowledge of the Company qualify him to continue to serve on the board.
James R. McKnight, Jr.	46	July 2018
Member of the Board of Directors of the Company since July 2018; President and Chief Executive Officer of the Company since July 2018; Chief Financial Officer of the Company from August 2012 to July 2018. Vice President of Finance then Chief Financial Officer of NuScriptRX from 2009 to 2012. Mr. McKnight is a Certified Public Accountant. The board believes that Mr. McKnight's extensive experience in the healthcare industry, his role as the CEO with extensive knowledge of the Company, and as the only management board member qualify him to continue to serve on the board.

Richard M. Brame	67	December 2002	Member of the Board of Directors of the Company since December 2002; thirty plus years of experience as owner/operator of skilled nursing centers and a licensed Nursing Home Administrator early in his career; retired CPA; owner of Medicare-ABCD.com, January 2021 to present; owner of LTC Business Insurance, LLC, a commercial agency specializing in skilled nursing centers, February 2013 to present. The board believes that Mr. Brame’s extensive leadership experience in the healthcare industry and knowledge of the Company derived from his years of service on our board qualify him to continue to serve on the board.

Robert Z. Hensley	63	July 2005	Member of the Board of Directors of the Company since 2005; director, Community Healthcare Trust from 2015 to present; director, four privately held companies from 2010 to present; managing member and principal owner of two real estate and rental property development companies from 2001 to present. Senior Advisor to Alvarez & Marsal, LLC Transaction Advisory Group from 2008 to present. Served as director of Capella Healthcare Inc. from 2008 to 2015, Greenway Medical Technologies from 2011 to 2013, Comsys IT Partners, Inc. and Spheris, Inc. from 2006 to 2010 and HealthSpring, Inc. from 2006 to 2012; Mr. Hensley holds a Master of Accountancy degree, a BS in Accounting and is a Certified Public Accountant. The board believes that Mr. Hensley’s extensive experience in healthcare and public accounting, as well as his knowledge of the Company derived from his years of service on our board qualify him to continue to serve on the board.

Name of Director	Age	Director Since	Principal Occupation Last Five Years
Ben R. Leedle, Jr.	60	March 2018	Member of the Board of Directors of the Company since March 2, 2018; currently the President, Well-Being Division, Adventist Health, a not-for-profit regional health system servicing more than 70 communities in California, Oregon, Washington and Hawaii, and also currently the President and CEO of Blue Zones, LLC, a health innovation company dedicated to creating healthy communities across the United States. Mr. Leedle served as CEO of Healthways, Inc. (now Tivity Health, Inc.) from September 2003 until May 2015. He is also engaged as strategic advisor, director, and investor for several companies including BeHealth Solutions, a digital therapeutics company, Equality Health, a health plan for disparate populations, and Health Velocity Capital, a health technology and services innovation partner to entrepreneurs and investors, and Synchronous Health, a behavioral health artificial intelligence and network services provider. The board believes that Mr. Leedle’s leadership experience, as well as his business and health care industry experience qualify him to serve on the board.
Robert A. McCabe, Jr.	70	October 2015	Member of the Board of Directors of the Company since October 2015; chairman of Pinnacle Financial Partners in Nashville, Tennessee from February 2000 to present; director of the Nashville Chamber of Commerce, director of Nashville Electric Service, a municipal electric distribution company from 2009 to present; director of National Health Investors, Inc. from 2001 to present; director of SSC Services from 2000 to 2010; member of the World President’s Organization and Chief Executives Organization. Mr. McCabe is also the past chairman of the Nashville Chamber of Commerce and Nashville Electric Service, the Middle Tennessee Boy Scout Council, the Nashville Symphony and the Nashville Downtown Partnership and past chairman of the Board of Trustees of the Ensworth School and Cheekwood Botanical Gardens and Museum of Art. Mr. McCabe received his MBA from the University of Tennessee and completed the Advanced Management Program of Harvard Business School. The board believes that Mr. McCabe’s extensive leadership experience, his understanding of finance, accounting and the banking industry qualify him to serve on the board.
Leslie K. Morgan	44	March 2018	Member of the Board of Directors of the Company since March 2, 2018; Ms. Morgan is a private investor and has been the managing partner of the Olson Family Partnership from 2017 to present. Ms. Morgan is a co-founder of CareAssist, a licensed personal support services agency that provides non-medical home care from 2008 to present. Ms. Morgan earned her B.S. from the University of Tennessee at Chattanooga in 2002. The board believes that Ms. Morgan’s leadership and business experience qualify her to serve on the board.

Is the board independent?
The board of directors has determined that all of the non-management directors of the Company are independent as Nasdaq defines independence under Nasdaq Rule 5605(a)(2). This includes Directors Brame, Hensley, Leedle, McCabe, McCurdy and Morgan. The Company’s non-management directors meet in executive sessions, without management present, on a regular basis.
What is our board structure?
The board does not have a policy regarding the separation of the roles of chief executive officer and chairman of the board as the board believes it is in the best interests of the Company to make that determination based on the current membership of the board and position of the Company. The board has determined that having an independent director serve as chairman is in the best interest of the Company’s shareholders at this time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing board priorities and procedures. Further, this structure permits the chief executive officer to focus on the management of the Company’s day-to-day operations.
Does the Company have a policy on hedging transactions?
Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director or employee may no longer have the same objectives as the Company’s other shareholders. Therefore, the board has adopted a policy that strongly discourages directors and employees from engaging in such a transaction. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the board of directors. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the board of directors at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction. To date, no such transaction has been permitted by the board of directors.
    How does the board manage the Company’s risks?
    Management of risk is the direct responsibility of the Company’s CEO and the senior leadership team. The board of directors oversees and reviews certain aspects of the Company’s risk management efforts. Our full board regularly engages in discussions of risk management and receives reports on risk management from members of management. The Company has established a risk management committee of the board (described in more detail below) which leads the board in the identification and evaluation of professional liability and other risks inherent in the business of the Company and the control processes with respect to such risks. In addition, each of the independent committees leads the board in its role of risk oversight with respect to such committee’s area of responsibility. Thus, the audit and compliance committee leads the risk management oversight with respect to the Company’s financial statements, compliance with the Corporate Integrity Agreement and the adequacy of our risk-related internal controls, the compensation committee with respect to the Company’s compensation policies and the governance and nominating committee with respect to corporate governance. The chairman of the board provides additional risk oversight with respect to the Company as a whole. Each committee regularly reports to the board. We believe this structure provides effective oversight of the risk management function.
What committees has the board established?
The board of directors has established an audit and compliance committee, a compensation committee, a governance and nominating committee, and a risk management committee.
Governance and Nominating Committee. The governance and nominating committee’s purpose is to (1) identify individuals qualified to serve on the board and to recommend that the board select director nominees to be considered for election at the Company’s next annual meeting of shareholders, (2) identify members of the board to serve on each board committee, (3) develop and revise as appropriate corporate governance guidelines applicable to the Company and (4) oversee the evaluation by the board of itself and its committees. The Company’s corporate governance guidelines and governance and nominating committee charter are posted on the Company’s website at www.DVCR.com.
The governance and nominating committee believes that any nominee that it recommends for a position on the Company’s board of directors must possess high standards of personal and professional integrity, and have demonstrated business judgment and such other characteristics as it deems appropriate to demonstrate that he or she would be effective, in conjunction with the other directors and nominees for director, in serving the best interests of the Company’s shareholders. While the Company does not have a specific diversity requirement, the governance and nominating committee’s assessment of existing directors and new director nominees includes issues of diversity, age, contribution to the meetings, the ability to work with other directors and skills such as understanding of long-term health care, healthcare background, and the perceived needs of the board at that point in time. The governance and nominating committee may solicit recommendations for director nominees from other directors, the Company’s executive officers or any other source that it deems appropriate. To evaluate any potential nominee, the governance and nominating committee will review and evaluate the qualifications of any proposed director candidate and conduct inquiries into his or her background to the extent that it deems appropriate under the circumstances.
The governance and nominating committee will review and evaluate the qualifications of any director candidates who have been recommended by shareholders of the Company in compliance with the policies described above. Any shareholder submitting a recommendation for a director candidate must submit it to the secretary at the Company’s corporate headquarters no later than the 120th calendar day before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. The secretary of the Company will forward all recommendations to the governance and nominating committee. The shareholder’s recommendation must include information about the shareholder making the recommendation and about the proposed director candidate. All proposed director candidates will be evaluated in the same manner, regardless of the source of the initial recommendation.
The 2020 governance and nominating committee was composed of Mr. McCabe as chairman, Mr. Hensley and Ms. Morgan. The board believes that each member of the governance and nominating committee is independent under the Nasdaq rules. During 2020, the governance and nominating committee held one meeting.

Audit and Compliance Committee. The Company has a separately designated standing audit and compliance committee that is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit and compliance committee supervises matters relating to the audit function, reviews the Company’s quarterly reports, reviews and approves the annual report on which the Company’s independent registered public accounting firm opines and oversees the Company's regulatory compliance program and reviews reports by its chief compliance officer. The audit and compliance committee has oversight with respect to the Company’s financial reporting, including the annual and other reports filed with the Securities and Exchange Commission and the annual report to the shareholders. The audit and compliance committee is also responsible for submitting to the board each quarter information regarding its oversight of the Company's compliance in connection with the Corporate Integrity Agreement. The 2020 audit and compliance committee was composed of Mr. Hensley as chairman, Mr. Brame, Mr. Leedle, Mr. McCabe, Mr. McCurdy and Ms. Morgan. The board of directors, in its business judgment, has determined that all members of the audit and compliance committee are independent directors, qualified to serve on the audit committee pursuant to Rule 5605(a)(2) under Nasdaq’s Rule 5605(c)(2)(A) regarding heightened independence standards for audit committee members. The board has determined that Mr. Hensley qualifies as an “audit committee financial expert” as described in Regulation S-K Item 407(d). There were four meetings of the audit and compliance committee during 2020. The audit and compliance committee has adopted a written charter, a copy of which is posted on our web site at www.DVCR.com.
Compensation Committee. The 2020 compensation committee was composed of Mr. Leedle as chairman, Mr. Brame, Mr. McCabe and Mr. McCurdy. Ms. Morgan was added to the committee in June 2020 and became chairman of the committee; Mr. Leedle continues as a member of this committee. The board believes that each member of the compensation committee is independent under the Nasdaq rules. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers, including benefits under the Company’s compensation plans, and general review of the Company’s employee compensation policies. At the committee’s discretion, the approval of stock option awards to employees, other than to the Company’s executive officers, may be delegated to the Company’s executive officers. The compensation committee has adopted a written charter, a copy of which is posted on our website at www.DVCR.com. During 2020, the compensation committee held one meeting.
Risk Management Committee. The 2020 risk management committee was composed of Mr. Brame as chairman, Mr. Hensley, Ms. Morgan and Mr. McCurdy. The board believes that each member of the risk management committee is independent under the Nasdaq rules. Responsibilities of this committee are to (1) assess and provide oversight to management relating to enterprise risk management including the identification and evaluation of professional liability and other risks inherent in the business of the Company and the control processes with respect to such risks; (2) oversee the risk management, compliance and control activities with respect to professional liability claims of the Company; (3) oversee the integrity of the Company’s systems of operation controls regarding professional liability risks and (4) assess and provide oversight and approval to management with respect to settlement of material professional liability claims. The risk management committee has adopted a written charter, a copy of which is posted on our website at www.DVCR.com. During 2020, the risk management committee held four meetings.
How often did the board of directors meet during 2020?
    During 2020, the board of directors held nine meetings, one of which was telephonic. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the individual director served.
How are directors compensated?
The Company adopted its current director compensation plan in 2015. The director compensation plan provides that directors who are not officers, employees or consultants of the Company receive a director’s fee of $40,000 annually, $2,500 per board meeting attended, and $2,000 for each planned committee meeting. The audit and compliance committee and risk management committee have four planned meetings each year, and the governance and nominating committee and the compensation committee each have two planned meetings during the year. Board and committee chair annual retainers consist of $45,000 for the board chair, $17,500 for the audit chair, $15,000 for the risk management chair, $12,500 for the compensation chair and $10,000 for the governance and nominating chair, with each retainer paid in quarterly installments. Telephonic board and committee meetings and additional non-planned committee meetings on the day of other meetings are paid at $750 each. Directors are also entitled to participate in the Company’s health care plan. Directors who are officers or employees of the Company or its affiliates have not been compensated separately for services as a director. Directors are reimbursed for expenses incurred in connection with attendance at board and committee meetings.
In March 2020, each non-employee director was granted 2,000 shares of restricted stock. In March 2021, each non-employee director was granted 2,000 shares of restricted stock. The restricted stock granted in March 2021 vests one-third on each of the first, second and third anniversaries of the grant date. These shares of restricted stock were granted in 2021, and therefore are not included in the table below. The following table shows the compensation of each of our non-employee directors during 2020.

	Non-Employee Director Compensation For the Year Ended December 31, 2020
	Fees Earned or Paid in Cash
Director	Regular Fees ($)(1)	Supplemental Fees ($)(2)	Equity Awards ($)(3)		All Other Compensation ($)		Total ($)
Chad A. McCurdy	40,000	81,250	4,000	(5)	20,756	(4)	146,006
Richard M. Brame	40,000	51,250	4,000	(6)	14,490	(4)	109,740
Robert Z. Hensley	40,000	53,750	4,000	(7)	—		97,750
Robert A. McCabe, Jr.	40,000	40,250	4,000	(8)	—		84,250
Leslie K. Morgan	40,000	42,500	4,000	(9)	20,756	(4)	107,256
Ben R. Leedle, Jr.	40,000	34,500	4,000	(10)	—		78,500

(1)“Regular fees” represent an annual directors’ fee of $40,000 paid to directors who are not officers, employees, or consultants of the Company.
(2)“Supplemental fees” are paid to directors for attendance at board meetings and committee meetings, as well as committee chair retainers.
(3)The compensation related to equity awards is based on equity grants valued under the assumptions contained in Note 8 to our Consolidated Financial Statements and is non-cash in nature. Such compensation is recognized over the vesting period of the equity awards. The compensation included in this table represents the aggregate grant date fair value of the shares of restricted stock granted during 2020.
(4)Includes insurance premiums paid by the Company for non-employee directors.
(5)Mr. McCurdy received $45,000 for serving as chairman of the board, and was granted 2,000 shares.
(6)Mr. Brame received $15,000 as chair of the risk management committee, and was granted 2,000 shares.
(7)Mr. Hensley received $17,500 for serving as chair of the audit and compliance committee, and was granted 2,000 shares.
(8)Mr. McCabe received $10,000 for serving as chair of the governance and nominating committee, and was granted 2,000 shares.
(9)Ms. Morgan received $6,250 for serving as chair of the compensation committee for the last half of 2020, and was granted 2,000 shares.

(10)Mr. Leedle received $6,250 for serving as chair of the compensation committee for the first half of 2020, and was granted 2,000 shares.

Who are the Company’s executive officers?
The following table sets forth certain information concerning the executive officers of the Company as of April 21, 2021.

Name of Officer	Age	Officer Since	Position with the Company and Principal Occupation Last Five Years
James R. McKnight, Jr.	46	August 20, 2012	Member of the Board of Directors of the Company since July 2018; President and Chief Executive Officer of the Company since July 2018; Chief Financial Officer of the Company from August 2012 to July 2018. Vice President of Finance then Chief Financial Officer of NuScriptRX from 2009 to 2012. Mr. McKnight is a Certified Public Accountant.

Rebecca B. Bodie	64	March 2, 2020	Executive Vice President and Chief Operating Officer of the Company since March 2020; Regional Vice President, Divisional Director of Operational Finance for Consulate Health Care Services from 2016 to 2020; Senior Vice President of Operations at Diversicare Management Services from 2013 to 2016.
Kerry D. Massey	53	September 9, 2018	Executive Vice President and Chief Financial Officer of the Company since September 2018; Vice President and Corporate Controller of Compassus from 2012 to 2018; Vice President and Corporate Controller of M*Modal until 2012. Mr. Massey is a Certified Public Accountant.

EXECUTIVE COMPENSATION
The following section describes the compensation that the Company paid to its Chief Executive Officer, Chief Operating Officer and Chief Financial Officer during 2020 (collectively, the “Named Executive Officers”) as well as the Company’s compensation plan for its Named Executive Officers in 2021.
Compensation Discussion and Analysis
Decisions on compensation of our executive officers are made by the compensation committee of our board of directors. The compensation committee consists of Ms. Morgan (chairman), Mr. Leedle, Mr. Brame, Mr. McCabe and Mr. McCurdy. The board of directors has determined that each member of the compensation committee is an independent director. It is the responsibility of the compensation committee to assure the board that the executive compensation programs are reasonable and appropriate, meet their stated purpose and effectively serve our needs and the needs of our shareholders.
    We believe that the executive compensation program should align the interests of shareholders and executives. Our primary objective is to provide high-quality patient care while maximizing shareholder value. The compensation committee seeks to forge a strong link between our strategic business goals and our compensation goals. We believe our executive compensation program is consistent with this overall philosophy for all management levels. We believe that the more employees are aligned with our strategic objectives, the greater our success on both a short-term and long-term basis. The compensation committee has discussed and concluded that we do not believe our policies and practices of compensating our employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company because such policies and practices do not relate to risk management practices and risk-taking incentives. The Company’s say-on-pay proposal was approved by approximately 90% of the votes cast at the 2020 annual meeting. The compensation committee and the board had a discussion of the results of such shareholder vote and given the level of shareholder support, the compensation committee did not materially revise the Company’s compensation policies and decisions relating to the Named Executive Officers as a result of such vote. The compensation committee will continue to consider the outcome of shareholder votes and other shareholder feedback in making future compensation decisions for the Named Executive Officers.
Compensation Strategy
Our executive compensation program has been designed to support the overall strategy and objective of creating shareholder value by:
•Performance-based. Emphasizing pay for performance by having a significant portion of executive compensation “at risk.”
•Retention. Providing compensation opportunities that attract and retain talented and committed executives on a long-term basis.
•Balance. Appropriately balancing the Company’s short-term and long-term business, financial and strategic goals.
In connection with this overall strategy, we strive to give assurance of fair treatment and financial protection so that an executive will be able to identify and consider transactions that would be beneficial to the long-term interests of shareholders but which might have a negative impact on the executive, without undue concern for his personal circumstances. We also give consideration to safeguarding the business of the Company, including protecting the Company from competition and other adverse activities by the executive during and after employment.
The Company’s strategic goals are:
•Profitability. To maximize financial returns to its shareholders, in the context of providing high-quality service.
•Quality. To achieve leadership in the provision of relevant and high-quality health services.
•Stability. To be a desirable employer and a responsible corporate citizen.
In order to accomplish our objectives, the compensation committee strives to design its executive compensation such that when the Company meets or exceeds its annual operating goals, the annual executive pay targets (i.e., base salary plus incentive) are competitive with the compensation of similar U.S. public healthcare companies having similar revenues.
Elements of Our Compensation Program for Named Executive Officers
As a result, we have generally established the following elements of compensation for our Named Executive Officers:

2020 Base Salary
We pay base salaries to our Named Executive Officers which are intended to be at or near the market median for base salaries of similar companies. These amounts are evaluated annually. We believe that such base salaries are necessary to attract and retain executive talent.
    In evaluating appropriate pay levels and salary increases for our Named Executive Officers, the compensation committee considers achievement of our strategic goals, level of responsibility, individual performance, internal equity and external pay practices. The annual base salaries of our Named Executive Officers during 2020 were as follows:

Name	Position	2020 Base Salary
James R. McKnight, Jr.	Chief Executive Officer	$450,000
Rebecca B. Bodie	Chief Operating Officer	$300,000
Kerry D. Massey	Chief Financial Officer	$290,000

2020 Annual Incentive Plan
On March 9, 2020, the compensation committee of the board of directors of the Company approved the 2020 Annual Incentive Plan for the Company’s executive officers. The 2020 Annual Incentive Plan provides a target bonus equal to 100% of base salary.
The 2020 bonus consists of three targets, Revenue Goal, EBITDAR Goal and Other Goal.
    The bonus for achievement of the Revenue Goal is equal to 20% of the Named Executive Officer’s base salary based on achieving targeted revenue for 2020 of $486 million. In addition, the board will have the discretion to make adjustments for unusual or unbudgeted items. The bonus for achievement of the EBITDAR Goal is equal to 40% of the Named Executive Officer’s base salary based on achieving targeted EBITDAR less cash rent of $15.3 million. The bonus for achievement of the Other Goal is equal to 40% of the Named Executive Officer’s base salary based upon management accomplishing certain specified management goals, with a portion of the Other Goal earned for different specified goals. The 2020 Annual Incentive Plan provides that 0% to 110% of the Revenue Goal and 0% to 120% of the EBITDAR Goal can be earned based on a sliding scale of the achievement of the respective goals. In addition, the 2020 Annual Incentive Plan allows the compensation committee, in its sole discretion, to pay all or part of the bonus earned under the 2020 Annual Incentive Plan in shares of common stock of the Company. The number of shares that would be issued in the discretion of the compensation committee would be such number of shares with a fair market value on the date of award equal to the amount of the bonus being paid in common stock.

Evaluation of 2020 Performance:
The compensation committee reviewed the 2020 performance and noted that the Revenue Goal was met at the 100% level, the EBITDAR Goal was met at the 120% level and the Other Goal was met at the 100% level. Based on these observations, the compensation committee granted bonuses equal to 100% of the Revenue Goal, 120% of the EBITDAR Goal and 100% of the Other Goal. As a result, the following table includes the breakdown of the bonus amounts paid to each Named Executive Officer for 2020. None of the 2020 bonuses were paid in shares of stock.

Category (target)	Achievement	Bonus Amount by Category
		Mr. McKnight	Ms. Bodie	Mr. Massey
Revenue Goal (20% of salary)	100% of Goal achieved	$90,000	$50,000	$58,000
EBITDAR Goal (40% of salary)	120% of Goal achieved	216,000	120,000	139,200
Other Goal (40% of salary)	100% of Goal achieved	180,000	100,000	116,000
Total Bonus		$486,000	$270,000	$313,200
    In 2019, Mr. McKnight and Mr. Massey elected to use a percentage of their 2020 annual bonus to purchase shares of the Company’s common stock pursuant to the 2008 Stock Purchase Plan. In March 2020, when Ms. Bodie joined the Company, she also elected to use a percentage of her 2020 annual bonus to purchase shares of the Company's common stock pursuant to the 2008 Stock Purchase Plan. The 2008 Stock Purchase Plan allows eligible employees to use a designated portion of their salary or bonus to purchase shares of stock at a 15% discount from the market price. The shares issued under the 2008 Stock Purchase Plan are either shares of restricted stock or restricted share units (“RSUs”), at the election of the compensation committee. Under the 2008 Stock Purchase Plan, the restricted stock shares or RSUs are purchased in March of the following year at the time the incentive bonus is paid and remain restricted for a two-year period at which time they become fully vested, provided the employee is with the Company on that date. The following Named Executive Officers purchased RSUs with a portion of their 2020 bonus. This purchase was made on March 16, 2021.

Name	Bonus Used to Purchase RSUs	Number of RSUs Purchased
James R. McKnight, Jr.	$48,600	13,463
Rebecca B. Bodie	$27,000	7,479
Kerry D. Massey	$31,320	8,676
Long-Term Incentives
Since 2011 the Company has granted restricted stock as part of its long-term incentive compensation. These grants generally vest one-third on each of the first, second and third anniversary of the grant date. This structure encourages the executive to remain with the Company. In addition, the grant of restricted stock increases the executive’s ownership in the Company and provides an incentive that focuses the executive’s attention on managing the Company from the perspective of an owner with an equity stake in the business. These grants also focus operating decisions on long-term results that benefit the Company and its long-term shareholders.

Name	Annual Equity Grant
James R. McKnight, Jr.	25,000
Rebecca B. Bodie	20,000
Kerry D. Massey	15,000
The grant of restricted stock or other equity award is recommended to the compensation committee by the chief executive officer, excluding grants to himself. The compensation committee considers the recommendations along with a review of the group of individuals recommended. While we do not currently have written policies for the issuance of awards, we have never relied upon either the release of material information or the non-release of material information when issuing the grants. Generally, equity grants have been made at least three business days after the earnings release for the previous fiscal year.
Retirement and Post Employment Compensation
We have long sponsored a qualified defined contribution plan (the “401(k) Plan”), which is available to all employees, including our Named Executive Officers. Qualified plans such as the 401(k) Plan carry with them a limit on the amount of compensation that employees can defer. Each of our Named Executive Officers is considered highly compensated and their contributions to the 401(k) Plan are limited. The Company maintains a non-qualified Executive Incentive Retirement Plan (“EIRP”) for our named executive officers and other eligible employees. The EIRP provides a Company-matching contribution for eligible employees’ retirement savings on a dollar-for-dollar basis. For 2020, the EIRP match was equal to 6% of their salary. The Company makes a cash payment to each participating employee on a quarterly basis. All of the Company’s Named Executive Officers participated in the EIRP in 2020, and the amounts of the Company contribution are included in the Summary Compensation Table under Other Annual Compensation. As this is paid to the executive in cash, the executive is free to invest or not invest the money as he or she sees fit.
Each of our Named Executive Officers has an employment agreement with the Company as described in more detail under “Is the Company a party to any key employment agreements or advisor agreements?” below. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination as well as requiring compliance with certain restrictions on competition. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business, and avoid frequent renegotiation of the terms of employment. Conversely, employment agreements can limit our ability to change certain employment and compensation terms. We provide severance protection to our senior executives in these employment agreements. This includes protection in the event of outright job termination not for Cause (“Cause” being limited to specified actions that are directly and significantly harmful to the Company) or in the event we change the executive’s compensation opportunities, working conditions or responsibilities in a way adverse to the executive such that it is deemed a Constructive Discharge as specified in such employment agreements. We believe that this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate and within the range of competitive practices. These employment agreements do not require any type of gross-up payment for tax obligations of the executive as a result of such severance payments.
We also provide severance payments and benefits if the executive should resign or be terminated without Cause within six months after a change in control. This protection permits an executive to evaluate a potential change in control without concern for his or her own situation or the need to seek employment elsewhere. Change-in-control transactions take time to unfold, and a stable management team can help to preserve our operations either to enhance the value delivered to a buyer in the transaction (and by extension the price such a buyer is willing to pay) or, if no transaction is consummated, to ensure that our business will continue without undue disruption and retain its value. Finally, we believe that the change-in-control protections in place encourage management to consider on an ongoing basis whether a strategic transaction might be advantageous to our shareholders, even one that would vest control of the Company in a third party. The compensation committee believes that the potential cost of executive change-in-control severance benefits are well within the range of reasonableness relative to general industry practice, and represents an appropriate cost relative to its benefits to the Company and its shareholders.
The employment agreements also subject our executive officers to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to compete, not to hire away our employees, not to interfere with our relationships with suppliers and customers, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in agreements and equity awards. In addition, we have adopted an Employee Standards and Code of Conduct that require all of our employees, including our executive officers, to adhere to high standards of conduct. Failure to comply with this Code of Conduct or our Corporate Compliance Program or applicable laws will subject the executive to disciplinary measures, which may include loss of compensation, stock, and benefits, and termination of employment for cause.
Role of Executive Officers in Determining Compensation
The compensation committee makes all final determinations with respect to executive officers’ compensation, based on information provided by management and an appraisal of the Company’s financial status. The Company’s chief executive officer makes recommendations to the compensation committee relating to the compensation of executive officers who directly report to him, but the compensation committee has full autonomy in determining executive compensation.
Tax and Accounting Considerations
    Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for executive compensation in excess of $1.0 million. The compensation committee will periodically review and consider whether particular compensation and incentive payments to the Company's executives will be deductible for federal income tax purposes. However, the compensation committee retains the ability to evaluate the performance of the Company's executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law. For 2017 and earlier, Section 162(m) imposed a $1.0 million limit on the amount that a publicly traded company may deduct for compensation paid to its chief executive officer and its next three most highly compensated executives, excluding the chief financial officer. This limitation did not apply to pay that qualified as “performance-based compensation.” In order to qualify as performance-based, compensation had to, among other things, be based solely on the attainment of pre-established, objective goals under a shareholder approved plan with no discretion permitted in determining award payouts. However, the Tax Cuts and Jobs Act, which was enacted December 22, 2017, amended Section 162(m) to eliminate the exception for performance-based compensation, effective for taxable years following December 31, 2017. The $1 million compensation limit was also expanded to include a public traded company’s chief financial officer and apply to certain individuals who were covered employees in years other than the then current taxable year.

2021 Compensation
    The Company did not engage any compensation consultants in connection with setting executive compensation in 2021.
2021 Base Salary
The base salaries of our Named Executive Officers for 2021 are as follows:

Name	Position	2021 Base Salary
James R. McKnight, Jr.	Chief Executive Officer	$500,000
Rebecca B. Bodie	Chief Operating Officer	$320,000
Kerry D. Massey	Chief Financial Officer	$300,000
2021 Annual Incentive Plan
    On March 10, 2021, the compensation committee of the board of directors of the Company approved the 2021 Annual Incentive Plan for the Company’s executive officers. The 2021 Annual Incentive Plan provides a target bonus equal to 100% of the current base salary, with a maximum potential bonus equal to 120% of base salary.
    The 2021 bonus consists of three targets, Revenue target, EBITDAR minus cash rent target and Other strategic items.
    The bonus for achievement of the Revenue target is equal to 20% of the Named Executive Officer’s base salary based on achieving target revenue for 2021 of $481 million. In addition, the board will have the discretion to make adjustments for unusual or unbudgeted items. The bonus for achievement of the EBITDAR minus cash rent target is equal to 40% of the Named Executive Officer’s base salary based on achieving targeted EBITDAR minus cash rent of $23.1 million. The bonus for achievement of the other strategic items is equal to 40% of the Named Executive Officer’s base salary based upon management accomplishing certain specified strategic and management items, with a portion of the bonus earned for different specified goals. The 2021 Annual Incentive Plan provides that 0% to 110% of the Revenue target and 0% to 120% of the EBITDAR target can be earned based on a sliding scale of the achievement of the respective goals. In addition, the 2021 Annual Incentive Plan allows the compensation committee, in its sole discretion, to pay all or part of the bonus earned under the 2021 Annual Incentive Plan in shares of common stock of the Company. The number of shares that would be issued in the discretion of the compensation committee would be such number of shares with a fair market value on the date of award equal to the amount of the bonus being paid in common stock.
COMPENSATION COMMITTEE REPORT
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company and, based on such review and discussions, the compensation committee recommended to the board of directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:	Leslie K. Morgan
Richard M. Brame
Ben R. Leedle, Jr.
Robert A. McCabe, Jr.
Chad A. McCurdy
    This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.
How much compensation did the Company pay the Named Executive Officers during 2020, 2019 and 2018?
The following table sets forth the compensation paid to the Named Executive Officers for their services in all capacities to the Company for the 2020, 2019 and 2018 fiscal years:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(2)	Non-Equity Incentive Plan Compensation($)(3)	All Other Compensation($)		Total ($)
James R. McKnight, Jr. President and Chief Executive Officer (4)	2020 2019 2018	450,000 450,000 386,748	— 80,000 —	50,000 255,450 101,750	— — —	486,000 225,000 342,000	40,371 40,582 36,314	(4) (4) (4)	1,026,371 1,051,032 866,812
Rebecca B. Bodie Executive Vice President And Chief Operating Officer (5)	2020	250,000	—	30,000	—	270,000	42,569	(5)	572,376
Kerry D. Massey Executive Vice President and Chief Financial Officer (6)	2020 2019 2018	290,000 275,000 79,327	— — —	25,000 78,600 —	— — —	313,200 137,500 64,132	32,236 19,292 2,996	(6) (6) (6)	660,436 510,392 146,455

(1)Includes annual discretionary bonus amounts which were expensed during the year indicated but paid in March of the following year. Certain Named Executive Officers elected to receive a portion of their earned bonus in RSUs as discussed in Compensation Discussion and Analysis above.
(2)The compensation included in this column represents the aggregate grant date fair value of the equity awards granted during the year indicated. For additional information on the valuation assumptions with respect to the expense, refer to Notes 9, 8 and 6 of the Company’s consolidated financial statements in Form 10-K for the years ended December 31, 2020, 2019 and 2018, respectively, as filed with the SEC. The amounts do not necessarily reflect the actual value received by the executive, which may be more or less than the amount shown or zero.
(3)Includes annual non-discretionary bonus amounts which were expensed during the year indicated, but paid in March of the following year. Certain Named Executive Officers elected to receive a portion of their earned bonus in RSUs as discussed in Compensation Discussion and Analysis above.
(4)Mr. McKnight was named CEO in July 2018. Prior to that date Mr. McKnight was the CFO of the Company. All other compensation for Mr. McKnight includes Company contributions to EIRP of $27,000, matching contributions under the Company’s 401(k) Plan, car allowance, and holiday bonus payments.
(5)Ms. Bodie rejoined the Company as COO in March 2020. All other compensation for Ms. Bodie includes Company contributions to EIRP, car allowance, housing allowance and holiday bonus payments.
(6)Mr. Massey joined the Company as CFO in September 2018. All other compensation for Mr. Massey includes Company contributions to EIRP, matching contributions under the Company's 401(k) Plan, car allowance, and holiday bonus payments.
What plan-based awards did the Company grant to the Named Executive Officers in 2020 and under what terms?
The following table describes incentive awards granted to our Named Executive Officers in 2020:
Grants of Plan-Based Awards

					All Other Stock Awards: Number of Shares of Stock (#)(2)(3)	All Other Option Awards: Number of Securities Underlying Option Grants (#) (3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($) (1)	Maximum ($)
James R. McKnight, Jr.	N/A	—	450,000	495,000	—	—	—	—
James R. McKnight, Jr.	3/13/2020	—	—	—	125,000	—	—	250,000
Rebecca B. Bodie	N/A	—	250,000	275,000	—	—	—	—
Rebecca B. Bodie	3/13/2020	—	—	—	15,000	—	—	30,000
Kerry D. Massey	N/A	—	290,000	319,000	—	—	—	—
Kerry D. Massey	3/13/2020	—	—	—	12,500	—	—	25,000

(1)Amounts represent target bonus for 2020 based upon the salaries of the executive officers as of December 31, 2020. The target amount is based on the Company achieving 100% of budget. The amount actually paid under this non-equity incentive plan is included in the Bonus column or the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)These shares of restricted stock were granted in 2020 and the expense is recognized for financial statement purposes over the three year vesting period beginning in 2020.

(3)These awards are also included in the Summary Compensation Table and the Outstanding Equity Awards at Year End Table.
    On March 13, 2020, Mr. McKnight was granted 25,000 shares of restricted stock and a one-time bonus of 100,000 shares of common stock, Ms. Bodie was granted 15,000 shares of restricted stock and Mr. Massey was granted 12,500 shares of restricted stock. Other than the one-time bonus to Mr. McKnight (which was vested 100% on date of grant), these restricted shares vest one-third on each of the first, second and third anniversary of the date of grant, provided the executive remains with the Company on such date. These grants were based on the performance of the Named Executive Officer in 2019 and included a special one-time equity grant to Mr. McKnight related to the completion of the disposition of all of the Company's Kentucky centers, however, the grant of equity awards is required to be included in the table for the year(s) granted and are therefore included in these compensation tables or equity award tables. On March 16, 2021, Mr. McKnight was granted 25,000 shares of restricted stock, Ms. Bodie was granted 20,000 shares of restricted stock and Mr. Massey was granted 15,000 shares of restricted stock. These shares vest one-third on each of the first, second and third anniversary of the date of grant, provided the executive remains with the Company on such date. These grants were based on the performance of the Named Executive Officer in 2020. These grants were awarded in 2021 and are required to be included in the table for the year(s) granted and are therefore not included in these compensation tables or equity award tables.
    How many equity awards are currently held by the Named Executive Officers?
Outstanding Equity Awards at Year End December 31, 2020

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights That Have Not Vested (#)
James R. McKnight, Jr.	72,500	(2)	210,250	—	—
James R. McKnight, Jr.	13,235	(3)	38,382	—	—
James R. McKnight, Jr.	10,240	(3)	29,695	—	—
Rebecca B. Bodie	15,000	(2)	43,500	—	—
Kerry D. Massey	8,088	(3)	23,456
Kerry D. Massey	25,834	(2)	74,919	—	—

(1)Market value is based on the closing price of the Company's common stock on December 31, 2020 of $2.90.
(2)Represents shares of restricted stock granted by the Company as well as dividend equivalent rights accrued on such shares. Each grant of restricted stock vests one-third on each of the first, second and third anniversary of the date of grant.
(3)Represents RSUs purchased by executive in lieu of bonus. 13,235 of Mr. McKnight’s RSU’s vest in March 2022 and 10,240 vest in March 2021. 8,088 of Mr. Massey’s RSU’s vest in March 2022.

Option Exercises and Stock Vested during 2020

Name	Stock awards
	Number of shares acquired on vesting (#)(1)		Value realized on vesting ($)(2)
James R. McKnight, Jr.	30,295	(3)	60,590	(3)
James R. McKnight, Jr.	3,913	(4)	(18,616)	(4)
Kerry D. Massey	6,667	(5)	13,334	(5)
(1)Represents vesting of restricted stock and restricted stock units.
(2)Based on the closing price of our common stock as of the date of vesting less any amount paid by the executive to acquire the restricted stock units. The executives paid a portion of their earned bonus in prior years to purchase the restricted stock units.
(3)Represents vesting of restricted stock and dividend equivalents. Mr. McKnight received 22,919 shares of common stock and 7,376 shares were withheld to cover his tax withholding.
(4)Represents vesting of restricted stock units. Mr. McKnight received 2,961 shares of common stock and 952 shares were withheld to cover his tax withholding. Mr McKnight paid $26,442 of his 2017 bonus to purchase these restricted share units.
(5)Represents vesting of restricted stock and dividend equivalents. Mr. Massey received 6,667 shares of common stock.
Is the Company a party to any key employment agreements or advisor agreements?
    Yes. Effective August 13, 2012, the Company entered into an employment agreement with Mr. McKnight to serve as Chief Financial Officer. The employment agreement with Mr. McKnight had an initial term until March 31, 2013, and renews automatically for one-year periods unless 30 days’ notice is given by either the Company or Mr. McKnight. The agreement with Mr. McKnight provides for a base salary of $225,000 per year, subject to change by the compensation committee. On September 20, 2018, the Company entered into an amendment to Mr. McKnight’s employment agreement to name him Chief Executive Officer. The amended employment agreement provides Mr. McKnight with a base salary of $450,000 and has a term through March 31, 2019 and is automatically extend for one (1) year periods, unless either party gives notice thirty (30) days in advance. The amended employment agreement may be terminated by the Company without cause at any time and by Mr. McKnight as a result of “constructive discharge” (e.g., a reduction in compensation or a material change in responsibilities) or a “change in control” (e.g., certain tender offers, mergers, sales of substantially all of the assets or sales of a majority of the voting securities). In the event of a termination by the Company without cause, at the election of Mr. McKnight upon a constructive discharge or upon the Company giving notice of its intent not to renew his employment agreement, Mr. McKnight is entitled to receive a lump sum severance payment in an amount equal to 100% of his annual base salary plus a lump sum cash payment equal to the economic value of the provisions of eighteen (18) months of the group hospitalization, health, dental care and life insurance benefits provided. In the event of change in control, the amended agreement provides that if Mr. McKnight’s employment is terminated in certain circumstances as defined in the amended agreement, the Company will pay Mr. McKnight severance in the amount of 200% of the sum of (i) his annual base salary and (ii) the average of the three most recent annual incentive awards. In addition, the Company will pay a lump sum cash payment equal to the economic value of the provisions of twenty-four (24) months of the group hospitalization, health, dental care and life insurance benefits provided. Upon termination of employment, other than in the case of termination by the Company without cause or at the election of Mr. McKnight upon a constructive discharge or upon a change in control, Mr. McKnight is prohibited from competing with the Company for 12 months.
Effective March 2, 2020, the Company entered into an employment agreement with Ms. Bodie to serve as Chief Operating Officer. The employment agreement with Ms. Bodie had an initial term until September 30, 2020, and renews automatically for one-year periods unless 30 days’ notice is given by either party. The agreement with Ms. Bodie provides for a base salary of $300,000 per year, subject to change by the compensation committee.
Effective September 4, 2018, the Company entered into an employment agreement with Mr. Massey to serve as Chief Financial Officer. The employment agreement with Mr. Massey has an initial term until March 31, 2019, and renews automatically for one-year periods unless 30 days’ notice is given by either party. The agreement with Mr. Massey provides for a base salary of $275,000 per year, subject to change by the compensation committee. Both Ms. Bodie’s and Mr. Massey’s agreements are similar to Mr. McKnight’s employment agreement summarized above, except that upon a termination by the Company without cause, at the election of the employee upon a constructive discharge, upon a change in control or upon the Company giving notice of its intent not to renew the employment agreement, Ms. Bodie and Mr. Massey are entitled to receive a lump sum severance payment in an amount equal to 12 months of their monthly base salary as in effect at the time of such termination or resignation and the economic value of the provision of the benefits and perquisites as in effect at the date of termination of employment for 12 months.
Potential Payments upon Termination or Change-in-Control
The following tables estimate the payments and benefits that would be received by each of the Named Executive Officers in the event of a termination as of December 31, 2020, under each potential reason for termination. All severance payments are payable by the Company in a lump sum payment except to the extent Section 409A of the Code provides otherwise.
James R. McKnight, Jr.

Estimated Payments	Voluntary Termination		Termination for Cause		Termination without Cause or Constructive Discharge		Change in Control Resulting in Termination or Resignation		Change in Control Not Resulting in Termination		Death		Disability
Severance – Salary	—		—		$450,000	(1)	$900,000	(2)	—		—		—
Severance – Bonus	—		—		486,000	(3)	1,241,333	(3)(4)	—		$486,000	(3)	$486,000	(3)
Vesting of unvested equity awards	$68,077	(5)	$68,077	(5)	278,327	(6)	278,327	(6)	$278,327	(6)	278,327	(6)	278,327	(6)
Benefits/Perquisites	—		—		57,323	(7)	76,431	(8)	—		450,000	(1)	—
TOTAL	$68,077		$68,077		$1,271,650		$2,496,091		$278,327		$1,214,327		$764,327

(1)Based on Mr. McKnight's 2020 salary.
(2)Includes 2 times Mr. McKnight's 2020 salary.
(3)Based on the annual incentive earned by Mr. McKnight during 2020 which was not paid as of December 31, 2020.
(4)Includes 2 times the average of the past three years’ incentive compensation paid.
(5)Includes the amount of bonus used to purchase unvested restricted share units.
(6)Includes 72,500 unvested restricted stock with dividend equivalent rights and 23,475 unvested restricted share units valued at $2.90 per share/unit, the closing price of the Company’s stock on the last trading date of the year.
(7)Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 18 months following termination.
(8)Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 24 months following termination.

Rebecca B. Bodie

Estimated Payments	Voluntary Termination		Termination for Cause		Termination without Cause or Constructive Discharge		Change in Control Resulting in Termination or Resignation		Change in Control Not Resulting in Termination		Death		Disability
Severance – Salary	—		—		$300,000	(1)	$300,000	(1)	—		—		—
Severance – Bonus	—		—		270,000	(2)	270,000	(2)	—		$270,000	(2)	$270,000	(2)
Vesting of unvested equity awards	$—	(3)	$—	(3)	43,500	(4)	43,500	(4)	43,500	(4)	43,500	(4)	43,500	(4)
Benefits/Perquisites	—		—		14,911	(5)	14,911	(5)	—		300,000	(1)	—
TOTAL	$—		$—		$628,411		$628,411		$43,500		$613,500		$313,500

(1)Based on Ms. Bodie's 2020 salary.
(2)Based on the annual incentive earned by Ms. Bodie during 2020 which was not paid as of December 31, 2020.
(3)Includes the amount of bonus used to purchase unvested restricted share units.
(4)Includes 15,000 unvested restricted stock with dividend equivalent rights valued at $2.90 per share/unit, the closing price of the Company’s stock on the last trading date of the year.
(5)Based on estimated cost of continued health insurance, disability insurance and EIRP amounts for 12 months following termination.

Kerry D. Massey

Estimated Payments	Voluntary Termination		Termination for Cause		Termination without Cause or Constructive Discharge		Change in Control Resulting in Termination or Resignation		Change in Control Not Resulting in Termination		Death		Disability
Severance – Salary	—		—		$290,000	(1)	$290,000	(1)	—		—		—
Severance – Bonus	—		—		313,200	(2)	313,200	(2)	—		$313,200	(2)	$313,200	(2)
Vesting of unvested equity awards	23,456	(3)	23,456	(3)	98,374	(4)	98,374	(4)	98,374	(4)	98,374	(4)	98,374	(4)
Benefits/Perquisites	—		—		23,473	(5)	23,473	(5)	—		290,000	(1)	—
TOTAL	$23,456		$23,456		$725,047		$725,047		$98,374		$701,574		$411,574

(1)Based on Mr. Massey's 2020 salary.
(2)Based on the annual incentive earned by Mr. Massey during 2020 which was not paid as of December 31, 2020.
(3)Includes the amount of bonus used to purchase unvested restricted share units.
(4)Includes 25,834 unvested restricted stock with dividend equivalent rights valued at $2.90 per share/unit, the closing price of the Company’s stock on the last trading date of the year.
(5)Based on estimated cost of continued health insurance, disability insurance, 401(k) Company match and EIRP amounts for 12 months following termination.
Does the Company have a code of ethics for executive officers?
The Company has a code of ethics for our executive officers. A copy of the code of ethics can be found on the Company’s website at www.DVCR.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Company’s compensation committee currently consists of directors Morgan, Brame, Leedle, McCabe and McCurdy. No interlocking relationship exists between the members of the Company’s board of directors or compensation committee and the board of directors or compensation committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company was not involved in any related party transactions in 2020 and does not currently propose to engage in any such transactions.
Does the Company have a policy in place with respect to contracts between the Company and persons affiliated with the Company?
The Company has a policy that any transactions between the Company and its officers, directors and affiliates will be on terms as favorable to the Company as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the audit and compliance committee of the board.

AUDIT AND COMPLIANCE COMMITTEE REPORT
The audit and compliance committee provides assistance to the board in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company as well as the Company's compliance with the Corporate Integrity Agreement. Among other things, the audit and compliance committee reviews and discusses with management and with the Company’s independent registered public accounting firm (or “independent auditors”) the results of the year-end audit of the Company, including the audit report and audited financial statements. The board of directors, in its business judgment, has determined that all members of the audit and compliance committee are independent directors, qualified to serve on the audit and compliance committee pursuant to Rules 5605(a)(2) and 5605(c)(2)(A) of the Nasdaq’s listing standards. As set forth in the audit and compliance committee charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States of America.
In connection with its review of the Company’s audited financial statements for the fiscal year ended December 31, 2020, the audit and compliance committee reviewed and discussed the audited financial statements with management and the independent auditors, and discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Commission. In addition, the audit and compliance committee received the written disclosures and the letter from BDO USA, LLP (“BDO”) required by the Public Company Accounting Oversight Board regarding BDO’s communications with the audit and compliance committee concerning independence and has discussed with BDO their independence from the Company. The audit and compliance committee has determined that the provision of non-audit services rendered by BDO to the Company is compatible with maintaining the independence of BDO from the Company, but the audit and compliance committee will periodically review the non-audit services rendered by BDO, which are all pre-approved by the committee.
The members of the audit and compliance committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the audit and compliance committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the audit and compliance committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit and compliance committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles in the United States of America or that the Company’s auditors are in fact “independent.”

Based on the review and discussions referred to above and subject to the limitations on the role and responsibilities of the audit and compliance committee referred to above and in the charter, the audit and compliance committee recommended to the Company’s board of directors that the audited consolidated financial statements be included in the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2020, for filing with the Securities and Exchange Commission.

Audit and Compliance Committee:	Robert Z. Hensley, Chair
Richard M. Brame
Ben R. Leedle, Jr.
Robert A. McCabe, Jr.
Chad A. McCurdy
Leslie K. Morgan
PROPOSAL 1
ELECTION OF DIRECTORS

The Company’s Certificate provides that the number of directors to be elected by the shareholders shall be at least three and not more than 15, as established by the board of directors from time to time. The number of directors is currently set at seven. On February 25, 2021, the Board’s Nominating and Corporate Governance Committee recommended and the full Board nominated the following directors to continue in office for a new one-year term or until the election and qualification of their successors in office on the Board of Directors:

Richard M. Brame	Robert Z. Hensley	Ben R. Leedle, Jr.
Robert A. McCabe, Jr.	Chad A. McCurdy	James R. McKnight, Jr.
Leslie K. Morgan

The Company’s Bylaws require that Directors be elected by a plurality vote, which means that the directors who receive the highest number of FOR votes cast will be elected. If a proxy does not specifically vote against the election of the nominees listed above, your proxy holder intends to vote for the election of each of the nominees to hold office as a director for a term of one year or until his or her successor has been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2
AMENDMENT TO 2010 LONG-TERM INCENTIVE PLAN

At the Meeting, the shareholders will be requested to approve the Second Amendment to the Diversicare Healthcare Services, Inc. 2010 Long-Term Incentive Plan (the “2010 Plan”) that will increase the number of shares available under the plan from 680,000 shares to 980,000 shares.

In April 2021, the Board of Directors adopted Amendment No. 2 (the “Amendment”) to the 2010 Plan subject to shareholder approval at the annual meeting. The full text of the Amendment is set forth in Appendix A to this proxy statement. As of April 21, 2021, there were 33,462 shares of stock available to be issued under the 2010 Plan. Thus, the Board recommends approval of the Amendment to the 2010 Plan to increase the number of shares available in order to allow the Company to continue its overall compensation program and to promote the interests of the Company by providing incentives and rewards to employees, officers, directors, and consultants who are primarily responsible for the management, growth and financial success of the Company.

Our overhang (the sum of shares subject to outstanding equity grants plus shares available for grant, as a percentage of the sum of common shares outstanding, plus shares subject to outstanding equity grants, plus shares available for grant) was 1.40% as of April 21, 2021. If the Amendment to the 2010 Plan is approved by our shareholders, the maximum overhang would be 5.42% (based on 6,952,773 outstanding equity as of April 21, 2021). The annual share usage under the Company’s equity compensation program for the last three fiscal years was as follows:

2010 Plan	2021	2020	2019
Restricted Stock Granted	107,500	198,333	151,332
Basic Weighted Average Common Shares Outstanding	6,573,000	6,506,000	6,424,000
Annual Share Usage	1.64%	3.04%	2.36%
Description of the Plan

The following is a description of the 2010 Plan, as amended by the Amendment. The only changes to the 2010 Plan is described above. All other provisions of the 2010 Plan are the same as in the original plan.

General.

The purposes of the 2010 Plan are to (i) attract and retain current and prospective employees and other service providers; (ii) further identify the interests of such persons with those of the Company’s shareholders by offering compensation that is based on the Company’ s common stock and/or contingent on attaining certain performance goals and thereby promoting the long-term financial interest of the Company, including the growth in value of the Company’s equity and enhancement of long-term shareholder return; (iii) motivate such persons, by means of appropriate incentives, to achieve long range goals; and (iv) provide incentive compensation opportunities that are competitive with those of other similar companies. The Compensation Committee believes that the 2010 Plan provides additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company that coincides with the financial interests of the Company’s stockholders.

Further, the 2010 Plan is designed to give us additional flexibility to address changing accounting rules and corporate governance practices by utilizing stock options, restricted stock, restricted stock units (RSUs) and stock appreciation rights (SARs). In light of frequent changes in the accounting treatment of various equity incentives and the possibility of future accounting or tax changes, we believe that it is advantageous for us to have maximum flexibility to design and implement future equity compensation.

Administration.

The 2010 Plan is administered by the Compensation Committee, and the Compensation Committee has complete discretion, subject to the provisions of the 2010 Plan, to select the employees and other service providers to receive awards under the 2010 Plan and determine the type, size and terms of the awards to be granted to each individual selected. The Compensation Committee will also determine the time when the awards will be granted and the duration of any applicable exercise and vesting period, including the criteria for exercisability and vesting.

Shares Subject to the 2010 Plan.

The maximum number of shares of Company common stock which may be awarded and delivered under the 2010 Plan is 980,000 shares of common stock. The shares issued under the 2010 Plan may be currently authorized but unissued shares of common stock or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

The Compensation Committee may settle an award in cash rather than common stock but only to the extent such right to settle an award in cash would not result in the recognition of income or the imposition of interest and penalty under Section 409A of the Code. To the extent any shares of common stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the 2010 Plan.

The 2010 Plan provides that the maximum aggregate number of shares of common stock that may be granted pursuant to any award granted in any one calendar year to any one participant (i) shall be 200,000 shares in the form of options or SAR’s; (ii) shall be 200,000 shares in restricted stock or restricted stock units (iii) shall be 200,000 shares of common stock, or equal to the value of 200,000 shares of common stock determined as of the date of vesting or payout, as applicable for performance shares or performance units; (iv) may not exceed $1,000,000 determined as of the date of vesting or payout, as applicable; with respect to cash based awards and (v) shall be 200,000 shares of common stock with respect to awards of stock based awards. See “Performance Goals” below.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets.

In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Compensation Committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the Compensation Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the 2010 Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards (as applicable); (iii) adjustment of the exercise price of outstanding awards; and (iv) any other adjustments that the Compensation Committee determines to be equitable.

Termination of Employment or Service.

Each participant’s award agreement shall set forth the extent to which the participant shall have the right to exercise the award following termination of the participant’s employment or service with the Company. Such provisions shall be determined by the Compensation Committee, shall be included in the award agreement, need not be uniform among all awards issued pursuant to this 2010 Plan, and may reflect distinctions based on the reasons for termination.

Detrimental Activity.

Unless the award agreement specifies otherwise, the Compensation Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred award at any time if the participant is not in compliance with all applicable provisions of the award agreement and the 2010 Plan, or if the participant engages in any Detrimental Activity. Detrimental Activity shall mean any of the following: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company or the use in other than the business of the Company without prior written authorization from the Company, of any confidential information or material, relating to the business of the Company acquired by the participant either during or after employment or service with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the participant during employment or service by the Company relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) any activity that results in termination of the participant’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company; (vi) any attempt directly or indirectly to induce any employee or service provider of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a felony or a crime involving financial impropriety or moral turpitude, whether or not connected with the Company; or (viii) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company.

Upon exercise, payment or delivery pursuant to an award, the participant shall certify that he or she is in compliance with the terms and conditions of the 2010 Plan and his or her award agreement and is not engaged in any Detrimental Activity. In the event a participant engages in any Detrimental Activity prior to, or during the six (6) months after, any exercise, payment or delivery pursuant to an award agreement, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off against the amount of any such gain any amount owed to the participant by the Company.

Options.

The Compensation Committee may grant nonqualified stock options or incentive stock options under the 2010 Plan, and may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Unless the Compensation Committee provides for earlier expiration, options will expire ten years after the date of grant. Any incentive stock options granted to a ten percent shareholder will expire five years after the date of grant. Further, all options will expire no later than three months after the participant’s termination of employment for reasons other than death or disability or one year after the date of the participant’s termination of employment or service on account of disability (as defined in section 22(e)(3) of the Code) or death.

The Compensation Committee will determine the exercise price for the shares of common stock underlying each award at the time the award is granted. However, the exercise price for shares under an option may not be less than 100%

(110% for incentive stock option grants to a ten percent shareholder) of the fair market value of the common stock on the date such option is granted. The fair market value price for a share of Company common stock underlying each award is the closing price for the Stock on such day as reported on the OTCQX. As of April 21, 2021, the closing price for one share of the Company’s common stock was $3.74.

Restricted Stock or Restricted Stock Units.

The Compensation Committee may award restricted stock or restricted stock units under the 2010 Plan and, with respect to each such award, shall determine the number of shares associated with each award, and the period of restriction and any other provisions as the Compensation Committee may determine.

The Compensation Committee may impose, in the award agreement at the time of grant or anytime thereafter, such other conditions and/or restrictions on any shares of restricted stock or restricted stock units granted pursuant to the 2010 Plan as it may deem advisable including, without limitation, a requirement that the participants pay a stipulated purchase price for each share of restricted stock or each restricted stock unit, restrictions based upon the achievement of specific performance criteria, time-based restrictions on vesting following the attainment of the performance criteria, time-based restrictions, restrictions under applicable laws or under the requirements of any stock exchange or market upon which such shares are listed or traded, or holding requirements or sale restrictions placed on the shares by the Company upon vesting of such restricted stock or restricted stock units. To the extent deemed appropriate by the Compensation Committee, the Company may retain the certificates representing shares of restricted stock, or shares delivered in consideration of restricted stock units, in the Company’s possession until such time as all conditions and/or restrictions applicable to such shares have been satisfied or lapse. Except as otherwise provided in the 2010 Plan, shares of restricted stock covered by each restricted stock award shall become freely transferable by the participant after all conditions and restrictions applicable to such shares have been satisfied or lapsed, and restricted stock units may be paid in cash, shares of common stock, or a combination of cash and shares of common stock as the Compensation Committee shall determine.

Except as otherwise determined by the Compensation Committee, participants holding shares of restricted stock granted under the 2010 Plan shall be granted the right to exercise full voting rights with respect to those shares during the period of restriction. A participant shall have no voting rights with respect to any restricted stock units granted under the 2010 Plan.

Each award agreement shall set forth the participant’s rights to dividends paid with respect to the shares of common stock underlying restricted stock during the period of restriction. The Compensation Committee may designate in the award agreement that a participant holding restricted stock units may be entitled to dividend equivalents, the terms of which shall be determined by the Compensation Committee. The Compensation Committee may apply any restrictions to the dividends or dividend equivalents that the Compensation Committee deems appropriate. The Compensation Committee may determine the form of payment of dividends or dividend equivalents, including cash, shares of common stock, restricted stock, or restricted stock units.

When and if restricted stock units become payable, the participant shall be entitled to receive payment from the Company in cash, shares of common stock with an equivalent value, in some combination thereof, or in any other form determined by the Compensation Committee in its sole discretion. The Compensation Committee’s determination regarding the form of payment shall be set forth or reserved for later determination in the award agreement pertaining to the grant of the restricted stock unit.

Stock Appreciation Rights.

The Compensation Committee may grant stock appreciation rights or “SARs” under the 2010 Plan, and determine the number of shares covered by each SAR. The Compensation Committee may provide for time-based vesting or vesting upon satisfaction of performance goals and/or other conditions. Each SAR entitles the holder thereof to an amount equal to the difference between the fair market value of a share of Company common stock and a base value. The SAR base value shall equal 100% of the per share fair market value of our common stock on the date of grant. Unless the Compensation Committee provides for earlier expiration, SARs will expire ten years after the date of grant. Unless otherwise provided by the Compensation Committee, unvested SARs will expire upon termination of the participant’s service with the Company. The Compensation Committee may provide in each award agreement the participants right to exercise SAR’s following termination of employment or services with the Company.

Upon exercise of a SAR, the participant will receive payment from us in an amount determined by multiplying (a) the difference between (i) the fair market value of a share on the date of exercise and (ii) the base value times (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Compensation Committee, SARs may be settled in cash, shares of common stock of equivalent value, in some combination thereof, or in any other form approved by the Compensation Committee.

Performance Goals

Awards under the 2010 Plan may be made subject to performance measures as well as time-vesting conditions. Such performance measures may utilize one or more objective measurable performance goals as determined by the Compensation Committee based upon one or more factors, including, but not limited to: (i) net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales growth; (iv) net operating profit; (v) operating earnings; (vi) operating earnings per share; (vii) return measures (including, but not limited to, return on assets, capital, equity, or sales); (viii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (ix) earnings before or after taxes, interest, depreciation, and/or amortization and including/excluding capital gains and losses; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total shareholder return); (xiii) expense targets; (xiv) margins; (xv) operating efficiency; (xvi) customer satisfaction; (xvii) employee and/or service provider satisfaction; (xviii) working capital targets; (xix) economic value added; (xx) revenue growth; (xxi) assets under management growth; and (xxii) rating agencies’ ratings.

Any performance measure may be used to measure the performance of the Company as a whole or any business unit of the Company or any combination thereof, as the Compensation Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or published or special index that the Compensation Committee deems appropriate. In the award agreement, the Compensation Committee also has the authority to provide for accelerated vesting of any award based on the achievement of performance goal(s). The Compensation Committee may provide that the performance goals applicable to a performance award may be subject to such later revisions as the Compensation Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences.

Cash-Based Awards.

Subject to the terms and provisions of the 2010 Plan, the Compensation Committee may grant cash-based awards to participants in such amounts and upon such terms as the Compensation Committee may determine. Each cash-based award shall have a value as may be determined by the Compensation Committee. For each cash-based award, the Compensation Committee may establish performance criteria in its discretion. If the Compensation Committee exercises its discretion to establish such performance criteria, the number and/or value of cash-based awards will be determined in the manner determined by the Compensation Committee to the extent to which the performance criteria are met. Subject to the terms of the 2010 Plan, the holder of a cash-based award shall be entitled to receive payout on the value of cash-based award determined as a function of the extent to which the corresponding performance criteria, if any, have been achieved. Payment of earned cash-based awards shall be as determined by the Compensation Committee and evidenced in the award agreement. Subject to the terms of the 2010 Plan, the Compensation Committee may pay earned cash-based awards in the form of cash or in shares of common stock (or in a combination thereof) that have an aggregate fair market value equal to the value of the earned cash-based awards. Such shares of common stock may be granted subject to any restrictions deemed appropriate by the Compensation Committee.

Stock-Based Awards.

The Compensation Committee may grant other types of equity-based or equity-related awards not otherwise described by the terms of the 2010 Plan in such amounts and subject to such terms and conditions including, but not limited to being subject to performance criteria, or in satisfaction of such obligations, as the Compensation Committee shall determine. Such awards may entail the transfer of actual shares of common stock to participants, or payment in cash or otherwise of amounts based on the value of shares of common stock.

Change of Control.

Except as otherwise provided in the 2010 Plan, the Compensation Committee may specify in an award agreement that upon the occurrence of a Change in Control, such award will immediately vest and become fully exercisable, the restrictions as to transferability of shares subject to the award will be waived, and any and all forfeiture risks or other contingencies will lapse. A “Change in Control” shall mean the first to occur of the following events: (i) The date that any one person or entity, or more than one person or entity acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or entity or group, constitutes more than fifty percent (50%) of the total voting power of the stock of Company; provided, however, if any person or entity or group is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons shall not cause a Change in Control of the Company; (ii) on the date that a majority of members of the Board of Directors are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; (iii) On the date that any person or entity or group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets, directly or indirectly, from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets owned, directly or indirectly, by the Company immediately prior to such acquisition or acquisitions. Notwithstanding the foregoing, a Change in Control will not occur when there is a transfer to an entity that is controlled by the Shareholders immediately after the transfer. A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to (a) a shareholder (immediately before the asset transfer) in exchange for or with respect to its stock in the Company, (b) an entity, fifty percent (50%) or more of the total voting power of which is owned, directly or indirectly, by the Company, (c) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total voting power of all the outstanding stock of the Company, or (d) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (c) of this Paragraph.

Eligibility.

Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options, restricted stock awards and stock appreciation rights awards may be granted under the 2010 Plan to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted. The Company currently has approximately 26 employees and consultants who could potentially receive grants under the 2010 Plan. The Compensation Committee, in its discretion, will select the individuals to whom options, restricted stock awards and stock appreciation rights will be granted, the time or times at which such awards are granted, and the number of shares subject to each grant.

Exercise of Award; Form of Consideration.

The Compensation Committee will determine when awards become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the 2010 Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Compensation Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Compensation Committee; provided, however, unless otherwise determined by the Compensation Committee, no shares may be tendered to pay the exercise price of an option unless such shares have been held by the participant for six (6) months or more. The Compensation Committee may also permit a participant to elect to pay the exercise price upon the exercise of an option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the option, provided the transaction is made in compliance with Regulation T, and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. In addition, the Committee may allow a net exercise which will not require a cash payment of the exercise price, but will reduce the number of shares of Common Stock issued upon the exercise of such Option by the largest number of whole shares of Common Stock that have a fair market value which does not exceed the aggregate exercise price. For non-qualified stock options and stock received from restricted stock awards or upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company. The Compensation Committee may permit the payment of withholding taxes applicable to an award by any methods permitted for the payment of the exercise price upon the exercise of an option, as described above.

Nontransferability of Awards.

Except as otherwise provided by the Compensation Committee, awards under the 2010 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and may only be exercised by or be otherwise available to the participant during his or her lifetime. No incentive stock options granted under the 2010 Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all incentive stock options granted to a participant under the 2010 Plan shall be exercisable during his or her lifetime only by such participant.

Other Provisions.

An award agreement may contain other terms, provisions, and conditions not inconsistent with the 2010 Plan, as may be determined by the Compensation Committee. In the discretion of the Compensation Committee, a participant may be granted any awards permitted under the provisions of the 2010 Plan, and more than one award may be granted to a participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the 2010 Plan, or any other plan or arrangement of the Company. Subject to the overall limitation on the number of shares of common stock that may be delivered under the 2010 Plan, the Compensation Committee may use available shares of common stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company.

Amendment and Termination of the 2010 Plan.

The Compensation Committee may amend, alter, suspend or terminate the 2010 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain shareholder approval for any amendment to the 2010 Plan to the extent necessary and desirable to comply with applicable laws. No such action by the Board or shareholders may alter or impair any award previously granted under the 2010 Plan without the written consent of the participant. The 2010 Plan will only be effective if approved by the shareholders of the Company. The 2010 Plan shall be unlimited in duration and, in the event of 2010 Plan termination, shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the 2010 Plan after May 31, 2027.

What are the federal income tax consequences relating to the plan?

The federal income tax consequences to the Company and its employees of awards under the 2010 Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the 2010 Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters which may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality or non-U.S. taxing jurisdiction, or the gift, estate, excise (including the rules applicable to deferred compensation under Code Section 409A), or other tax laws other than federal income tax law. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, we advise all participants to consult their own tax advisors concerning the tax implications of awards granted under the 2010 Plan.

A recipient of a stock option or SAR will not have taxable income upon the grant of the stock option or SAR. For nonqualified stock options and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. In addition, the exercise of nonqualified stock options and SARs will be subject to applicable withholding and employment taxes. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The acquisition of shares upon exercise of an incentive stock option will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally-required period (currently two years from the date of grant and one year from the date of exercise). If the shares are not held for the legally-required period, the participant will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price.

For restricted stock awards, unless the participant elects to be taxed at the time of grant, the participant will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any) and the award will be subject to applicable withholding and employment taxes. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

A participant is not deemed to receive any taxable income at the time restricted stock units are granted. When vested restricted stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such restricted stock units (if any) and the award will be subject to applicable withholding and employment taxes.

At the discretion of the Compensation Committee, a participant may be allowed to satisfy his or her tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares withheld, and/or by delivering or attesting to us already-owned shares of our common stock.

If the participant is an employee or former employee, the amount the participant recognizes as ordinary income in connection with an award is subject to withholding taxes (not applicable to incentive stock options) and we are allowed a tax deduction equal to the amount of ordinary income recognized by the participant, provided that, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer, chief financial officer and to each of our three other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.

Vote Required and Board Recommendation

We believe that stock ownership is important to retaining key employees and is a motivating factor for officers to achieve corporate performance goals. We also believe the 2010 Long-term Incentive Plan is consistent with our compensation philosophies and objectives, including, in particular, promoting the alignment of interests of our officers with our shareholders. The affirmative vote of holders of a majority of the shares of common stock cast in person or by proxy at the meeting is required for approval of the Amendment to the 2010 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE SECOND AMENDMENT TO THE 2010 PLAN AS PROVIDED IN PROPOSAL 2.
PROPOSAL 3
ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables the Company’s shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is asking its shareholders to indicate their support for its Named Executive Officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation paid to the Company’s Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company is asking its shareholders to vote “FOR” the following resolution at the Meeting:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
We believe that our executive compensation is designed to reward our officers for the Company’s performance as a whole and for the officer’s individual effort in achieving the Company’s goals. Our compensation program includes the elements of (a) a base salary that is reflective of job responsibilities, expertise, and comparability to the same positions with U.S. public healthcare companies having similar revenues, (b) an annual bonus to reward individual effort in achieving the Company’s goals, and (c) share-based compensation to align the financial interests of our senior officers with those of our shareholders. Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year and are significantly tied to the Company’s achievement of operational goals. We believe that these goals are aligned with the interests of our shareholders.
The “say-on-pay” vote is advisory, and therefore is not binding on the Company, the compensation committee or the board of directors. However, the board of directors and the compensation committee value the opinions of our shareholders and, to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, will consider the shareholders’ concerns and the board of directors and compensation committee will evaluate whether any actions are necessary to address those concerns. The Company has elected to hold the “say-on-pay” vote every year.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 4
RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021
The board of directors has ratified the audit and compliance committee’s selection of BDO USA, LLP to serve as our independent registered public accounting firm for 2021, subject to ratification by our shareholders. BDO has served as the Company’s independent auditors since 2002.
    We are asking our shareholders to ratify the selection of BDO USA, LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the board is submitting the selection of BDO USA, LLP to our shareholders for ratification because we believe it is a matter of good corporate practice. If the shareholders do not ratify the selection of BDO, the selection of the independent registered public accounting firm will be reconsidered by the audit and compliance committee, although the audit and compliance committee would not be required to select a different independent registered public accounting firm for the Company. Even if the selection is ratified, the audit and compliance committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
FEES TO BDO USA, LLP
What fees were paid to the Company’s independent auditors during fiscal 2020?
For the fiscal years ended December 31, 2020 and 2019, the total fees paid to our independent auditors, BDO, were as follows:

	2020	2019
Audit Fees(1)	$543,000	$564,000
Audit-Related Fees(2)	19,000	24,000
Tax Fees(3)	115,000	106,000
Total Fees for Services Provided	$677,000	$694,000

(1)Audit Fees include fees billed for professional services rendered in connection with the audit of the Company’s financial statements and fees charged for the review of the Company’s quarterly financial statements.
(2)Audit-Related Fees consist of audits of the Company’s savings plan and trust.
(3)Tax Fees include those charged for tax advice and compliance in 2020 and 2019.
In accordance with the charter of our audit and compliance committee and consistent with the policies of the Securities and Exchange Commission, all auditing services and all non-audit services to be provided by any independent auditor of the Company shall be pre-approved by the audit and compliance committee. All of the services above were pre-approved by our audit and compliance committee. In assessing requests for services by the independent auditor, the audit and compliance committee considers whether such services are consistent with the auditor’s independence, whether the independent auditor is likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality.
The audit and compliance committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.
Representatives of BDO USA, LLP, will be present at the annual meeting to answer appropriate questions. They also will have the opportunity to make a statement if they desire to do so.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN 2021.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of the registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Such executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The SEC requires public companies to disclose in their proxy statements whether persons required to make such filings missed or made late filings. Based on a review of forms filed by its reporting persons, the Company believes that each of its reporting persons has timely filed all of their reports during the last fiscal year as required by Section 16(a) of the Securities Exchange Act of 1934, except that Ms. Bodie was one day late filing her Form 3. Based solely on a review of its Form 4 filings, a 10% shareholder, Osmium Partners, LLC, filed one Form 4 reporting two transactions one day late and one Form 4 reporting two transactions 12 days late, three transactions 11 days late, three transactions eight days late, three transactions seven days late, one transaction four days late, and one transaction one day late.

HOUSEHOLDING
    The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single set of proxy materials addressed to those shareholders. This practice, which is commonly referred to as “householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Diversicare and some brokers household proxy materials unless contrary instructions have been received from the affected shareholders. Diversicare will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to: Diversicare Healthcare Services, Inc., 1621 Galleria Boulevard, Brentwood, Tennessee 37027, Attention: Investor Relations. You may also contact the above if you (and other shareholders sharing the same address) are receiving multiple copies of proxy materials and wish to receive only one.
MISCELLANEOUS
It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly.

APPENDIX A: AMENDMENT TO 2010 LONG-TERM INCENTIVE PLAN

AMENDMENT 2 TO
DIVERSICARE HEALTHCARE SERVICES, INC.
2010 LONG-TERM INCENTIVE PLAN

Section 9.2(b) of the Plan is hereby deleted in its entirety and replaced with the following:
    (b) Subject to the other provisions of this Section 9.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the 2010 Plan shall be equal to the sum of Nine Hundred Eighty Thousand (980,000) shares of Stock.

DIVERSICARE HEALTHCARE SERVICES, INC.

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EST, on June 3, 2021.

Vote by Internet

- Log on to the Internet and go to **www.investorvote.com/DVCR**
- Follow the steps outlined on the secured website.

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA US territories & Canada any time on a touch tone telephone.
- Follow the instructions provided by the recorded message.

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

	For	Withhold
01 – Richard M. Brame	☐	☐
02 – Robert Z. Hensley	☐	☐
03 – Ben R. Leedle, Jr.	☐	☐
04 – Robert A. McCabe, Jr.	☐	☐
05 – Chad A. McCurdy	☐	☐
06 – James R. McKnight, Jr.	☐	☐
07 – Leslie K. Morgan	☐	☐

For	Against	Abstain
☐	☐	☐

For	Against	Abstain
☐	☐	☐

For	Against	Abstain
☐	☐	☐

B. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signatures of Shareholder(s) should correspond exactly with the name printed hereon. Joint owners should each sign personally. Executors, administrators, trustees, etc., should give full title and authority.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.
/ /

A-1

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Diversicare Healthcare Services, Inc.

Annual Meeting of Shareholders, June 3, 2021

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints James R. McKnight, Jr. and Matthew J. Weishaar and each of them, as proxies, each with power of substitution, to vote all shares of the undersigned at the annual meeting of the shareholders of Diversicare Healthcare Services, Inc., to be held on Thursday, June 3, 2021, at 9:00 a.m. Central Daylight Time, at the Company's offices, 1621 Galleria Boulevard, Brentwood, Tennessee 37027 and at any adjournments or postponements thereof, in accordance with the instructions on the reverse.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.